UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2022

Waste Connections, Inc.

(Exact name of registrant as specified in its charter)

Ontario, Canada	1-34370	98-1202763
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6220 Hwy 7, Suite 600

Woodbridge

Ontario L4H 4G3

Canada

(Address of principal executive offices)

Registrant’s telephone number, including area code: (905) 532-7510

Not Applicable

(Former name or address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	WCN	New York Stock Exchange (“NYSE”) Toronto Stock Exchange (“TSX”)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01  Regulation FD Disclosure.

During our earnings conference call on May 4, 2022, we highlighted the following outlook for the second quarter 2022.

(Dollar amounts are approximations)

For the second quarter of the year, we estimate our revenue to be approximately $1.785 billion. We expect solid waste price plus volume growth to be 7.5% to 8.5%.  We expect pricing growth to increase sequentially to a range of 8.0% to 8.5%, on reported volumes of flat to down 0.5%.  Net income attributable to Waste Connections is estimated to be approximately $216.3 million. Adjusted EBITDA, as reconciled below, is estimated to be approximately $557 million.

Q2 2022 OUTLOOK

NON-GAAP RECONCILIATION SCHEDULE

(in thousands of U.S. dollars, except where noted)

Reconciliation of Adjusted EBITDA:

	Q2 2022 Outlook
	Estimates	Observation
Net income attributable to Waste Connections	$216,250
Plus: Income tax provision	62,750	Approximately 22.5% effective rate
Plus: Interest expense, net of interest income	45,000
Plus: Depreciation and depletion	191,500	Approximately 10.7% of revenue
Plus: Amortization	37,500	Approximately 2.1% of revenue, or $0.11 per diluted share net of taxes
Plus: Closure and post-closure accretion	4,000
Adjusted EBITDA	$557,000	Approximately 31.2% of revenue

These estimates assume no significant change in underlying economic trends.  They also exclude any impact from additional acquisitions that may close during the remainder of the year, and expensing of transaction-related items during the period.

Adjusted EBITDA, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a performance and valuation measure in the solid waste industry.  Management uses adjusted EBITDA as one of the principal measures to evaluate and monitor the ongoing financial performance of our operations.  We define adjusted EBITDA as net income attributable to Waste Connections, plus or minus net income (loss) attributable to noncontrolling interests, plus income tax provision, plus interest expense, less interest income, plus depreciation and amortization expense, plus closure and post-closure accretion expense, plus or minus any loss or gain on impairments and other operating items, plus other expense, less other income.  We further adjust this calculation to exclude the effects of other items management believes impact the ability to assess the operating performance of our business.  This measure is not a substitute for, and should be used in conjunction with, GAAP financial measures.  Other companies may calculate adjusted EBITDA differently.

The information furnished in Item 7.01 is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section, and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Safe Harbor and Forward-Looking Information

This document contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 ("PSLRA"), including "forward-looking information" within the meaning of applicable Canadian securities laws. These forward-looking statements are neither historical facts nor assurances of future performance and reflect Waste Connections' current beliefs and expectations regarding future events and operating performance. These forward-looking statements are often identified by the words "may," "might," "believes," "thinks," "expects," "estimate," "continue," "intends" or other words of similar meaning. All of the forward-looking statements included in this document are made pursuant to the safe harbor provisions of the PSLRA and applicable securities laws in Canada. Forward-looking statements involve risks and uncertainties. Forward-looking statements in this document include, but are not limited to, statements about expected second quarter 2022 outlook for financial results. Important factors that could cause actual results to differ, possibly materially, from those indicated by the forward-looking statements include, but are not limited to, risk factors detailed from time to time in the Company's filings with the SEC and the securities commissions or similar regulatory authorities in Canada.  You should not place undue reliance on forward-looking statements, which speak only as of the date of this document.  Waste Connections undertakes no obligation to update the forward-looking statements set forth in this document, whether as a result of new information, future events, or otherwise, unless required by applicable securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASTE CONNECTIONS, INC.

Date: May 4, 2022	BY:	/s/ Mary Anne Whitney
Mary Anne Whitney
Executive Vice President and Chief Financial Officer